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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 1, 1996, on the financial statements of RRA Inc. and affiliates as of December 31, 1994 and 1995 and for the three years in the period ended December 31, 1995, and to all references to our firm included in this Registration Statement No. 33-60403.



                                                   /s/ Alexander & Devoley P.C.



Phoenix, Arizona
December 26, 1996